EXHIBIT 4.14

EXECUTION COPY

                  REGISTRATION RIGHTS AGREEMENT


                   Dated as of April 22, 1997

                          by and among

                   Panda Global Energy Company

                               and

                   Panda Global Holdings, Inc.

                               and

       Donaldson, Lufkin & Jenrette Securities Corporation


                    (the "Initial Purchaser")


                 REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (this "Agreement") is made and entered into as of April 22, 1997 by and among Panda Global Energy Company, a Cayman Islands company (the "Issuer"),
Panda   Global  Holdings,  Inc.,  a  Delaware  corporation   (the
"Company")   and   Donaldson,  Lufkin   &   Jenrette   Securities
Corporation (the "Initial Purchaser"), who has agreed to purchase the Issuer's 12-1/2% Senior Secured Notes due 2004 together with the related Guarantee by the Company (the "Notes") pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated April 11, 1997 (the "Purchase Agreement"), by and among the Issuer, the Company, Panda Energy International, Inc. and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Securities, the Issuer has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 4(p) of the Purchase Agreement.

     The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Business Day:  Any day other than a Legal Holiday.

     Closing Date:  The date of this Agreement.

     Commission:  The Securities and Exchange Commission.

      Company Indenture: The Indenture, dated as of April 22, 1997, as supplemented by the First Supplemental Indenture thereto dated as of April 22, 1997, between the Company and Bankers Trust Company, as trustee (the "Company Indenture Trustee"), pursuant to which the Guarantee is to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

      Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Registered Notes (as defined below) to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement as continuously effective and the keeping open of the Exchange Offer for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the delivery, by the Company and the Issuer to the Registrar under the Senior Secured Notes Indenture of the Registered Notes in the same aggregate principal amount as the aggregate principal amount of the Notes tendered by the Holders thereof pursuant to the Exchange Offer.

      Damages  Payment  Date:  With respect to  the  Notes,  each
Interest Payment Date.

     Effectiveness Target Date:  As defined in Section 5.

      Exchange  Act:   The Securities Exchange Act  of  1934,  as
amended.

      Exchange Offer: The registration by the Company and the Issuer under the Securities Act of the Registered Notes pursuant to a Registration Statement pursuant to which the Issuer and the Company offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities tendered by such Holders in response to such exchange offer.

      Exchange  Offer  Registration Statement:  The  Registration
Statement  relating to the Exchange Offer, including the  related
Prospectus.

      Exempt  Resales:   The transactions in  which  the  Initial
Purchaser proposes to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(1), (2), (3) and
(7) of Regulation D under the Securities Act.

      Guarantee: The guarantee by the Company of the obligations of the Issuer under the Senior Secured Notes Indenture and the Senior Secured Notes.

     Holders:  As defined in Section 2(b) hereof.

     Indemnified Holder:  As defined in Section 8(a) hereof.

      Indentures:   The Company Indenture and the Senior  Secured
Notes Indenture.

     Initial Purchaser:  As defined in the preamble hereto.

     Interest Payment Date: As defined in the Indentures and the Notes.

      Legal Holiday: A Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustees, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     NASD:  National Association of Securities Dealers, Inc.

      Person:  An individual, partnership, corporation, trust  or
unincorporated  organization,  or  a  government  or  agency   or
political subdivision thereof.

      Prospectus: The Prospectus included in a Registration Statement, as amended or supplemented by any Prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Record Holder: With respect to any Damages Payment Date relating to the Notes, each Person who is a Holder of the Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

      Registered Notes: The Issuer's 12-1/2% Senior Secured Notes due 2004 to be issued pursuant to the Senior Secured Notes Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Notes covered by a Shelf Registration Statement, in exchange for such Notes, together with the related Guarantee by the Company.

     Registration Default:  As defined in Section 5 hereof.

      Registration Statement: Any registration statement of the Issuer and the Company relating to (a) an offering of Registered Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Securities:  The Notes and the Registered Notes.

     Securities Act:  The Securities Act of 1933, as amended.

      Senior Secured Notes Indenture: The Indenture, dated as of April 22, 1997, as supplemented by the First Supplemental Indenture thereto dated as of April 22, 1997, between the Issuer and Bankers Trust Company, as trustee (the "Senior Secured Notes Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

      Shelf  Registration  Statement:  As defined  in  Section  4 hereof.

      TIA:   The  Trust Indenture Act of 1939 (15 U.S.C.  Section
77aaa-77bbbb)  as  in effect on the date of  the  Senior  Secured
Notes Indenture.

      Transfer Restricted Securities: Each Security , until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer by a Person other than a Broker-Dealer for a Registered Note and is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for a Registered Note, the date on which such
Registered Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security effectively has been registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Security is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

      Trustees:  The Senior Secured Notes Trustee and the Company
Indenture Trustee.

      Underwritten  Registration  or  Underwritten  Offering:   A
registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

       (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities. Without limiting the generality of the foregoing, all obligations of the Company and the Issuer to file, use their best efforts to have deemed effective or maintain the effectiveness of any Registration Statement and the accrual of liquidated damages under Section 5 shall cease with respect to a Transfer Restricted Security immediately upon such Security no longer being a Transfer Restricted Security.

     (b)  Holders of Transfer Restricted Securities.  A Person is
deemed to be a holder of Transfer Restricted Securities (each,  a
"Holder")   whenever   such  Person  owns   Transfer   Restricted
Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Issuer shall (i) cause to be filed under the Securities Act with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, an Exchange Offer Registration Statement relating to the Registered Notes and the Exchange Offer, (ii) use their best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) all filings in connection with the registration and qualification of the Registered Notes as are necessary under the Blue Sky laws of such jurisdictions in order to permit Consummation of the Exchange Offer, and (iv) commence the Exchange Offer on or prior to ten Business Days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, and use their best efforts to issue Registered Notes in exchange for all Transfer Restricted Securities validly tendered and not properly withdrawn in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Registered Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of the Registered Notes held by Broker-Dealers as contemplated by Section 3(c) below.

      (b) The Company and the Issuer shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Securities shall be included in the
Exchange Offer Registration Statement. The Company and the Issuer shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Act Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

   (c) The Company and the Issuer shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer), may exchange such Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and, consequently, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Registered Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of the Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in law or policy after the date of this Agreement.

      The Company and the Issuer shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Registered Notes acquired by any Broker-Dealer for its own account as a result of market-making activities or other trading activities (provided that upon the request of the Company or the Issuer, such Broker-Dealer notifies the Company and the Issuer within 30 Business Days after the Exchange Offer is Consummated that it has acquired Registered Notes for its own account), and to ensure that such Exchange Offer Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period equal to two hundred and seventy
(270) consecutive days after the date the Exchange Offer is Consummated (subject to the provisions of Section 6(c)(i) below).

   In order to facilitate such resales, at any time during such 270-day period the Issuer and the Company shall provide to Broker-Dealers, promptly upon request, and in no event more than (i) two Business Days after any such request, sufficient copies of the latest version of such Prospectus or (ii) if any fact or event contemplated by clause (c)(iii)(D) of Section 6 shall exist or have occurred, two Business Days for an appropriate supplement or amendment to such Prospectus has been prepared (and any related post-effective amendment to the Registration Statement has been declared effective).

  Any time period for the taking of an action referred to in this
Section 3 will be tolled for such period if the Company or the Issuer is prohibited by law from taking the action in question during such period.

SECTION 4.  SHELF REGISTRATION
      (a) Shelf Registration. If (i) the Company and the Issuer are not required to file an Exchange Offer Registration Statement with respect to the Registered Notes or are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law (after the procedures set forth in
Section 6(a) below have been complied with) or Commission policy or (ii) if any Holder of Transfer Restricted Securities shall notify the Company and the Issuer within 20 Business Days following Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Registered Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds the Notes acquired directly from the Issuer or one of its affiliates, then the Company and the Issuer shall (x) cause to be filed on or prior to 60 days after the date on which the Issuer and the Company determine that they are not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 60 days after the date on which the Issuer and the Company receive the notice specified in clause
(ii) above a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities or, in the circumstances provided in clause
(ii) above, all Transfer Restricted Securities held by Holders who were not eligible to participate in the Exchange Offer by reason of subclause (A), (B), or (C) of clause (ii) above and who shall have provided the information required pursuant to Section 4(b) hereof, and shall (y) use their respective best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 150 days after such obligation arises; provided that in the circumstances provided in clause (i) above, if the Issuer and the Company have not consummated the
Exchange Offer within 180 days of the Closing Date, then the Issuer and the Company will file the Shelf Registration Statement with the Commission on or prior to the 181st day after the Closing Date. If, after the Company and the Issuer have filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company and the Issuer are required to file a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above or on the Effectiveness Target Date as defined in Section 5 below. Furthermore, if, after the Company and the Issuer have filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company and the Issuer are required to file a Shelf Registration Statement solely because the Exchange Offer has not been Consummated within 180 days of the Closing Date, then, if the Exchange Offer Registration Statement has been declared effective before the Shelf Registration Statement has been declared effective and the Company and the Issuer commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective, the obligations of the Company and the Issuer to use their best efforts to cause the Shelf Registration Statement to be declared effective shall be suspended until the Exchange Offer shall have been Consummated or for any reason terminated prior to Consummation, and shall cease entirely upon Consummation of the Exchange Offer.

      Each of the Company and the Issuer shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof for a period of three years from the Closing Date (as extended pursuant to
Section 6(c)(i)) or such shorter period that will terminate when all the Securities covered by such Shelf Registration Statement are no longer Transfer Restricted Securities or all the Securities covered by such Shelf Registration Statement have been sold pursuant thereto, and to ensure that such Shelf Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of three years from the Closing Date (as extended pursuant to Section 6(c)(i)) or such shorter period that will terminate when all the Securities covered by such Shelf Registration Statement are no longer Transfer Restricted Securities or all the Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

       (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company and the Issuer in writing, within 20 days after receipt of a request therefor, such information as the Company and the Issuer reasonably may request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company and the Issuer all information required to be disclosed in order to make the information previously furnished to the Company and the Issuer by such Holder not materially misleading.

      (c) Restrictions on Sale of Certain Securities by Others. The Company and the Issuer agree not to, and to use their reasonable best efforts to cause their affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any debt security issued by the Company or the Issuer or any security convertible into or exchangeable or exercisable for any such debt security, including a sale pursuant to Rule 144 under the Securities Act, during the 30-day period beginning on the closing date of each Underwritten Offering made pursuant to the Shelf Registration Statement (except as part of such Underwritten Registration).

      (d) Tolling. Any time period for the taking of an action referred to in this Section 4 will be tolled for such period if the Company or the Issuer is prohibited by law from taking the action in question during such period.

SECTION 5.  LIQUIDATED DAMAGES

      If (i) any of the Registration Statements required by this Agreement are not filed with the Commission on or prior to the date specified for such filing in Section 3 or 4 of this Agreement, (ii) any of such Registration Statements have not been declared effective by the Commission on or prior to the date specified for such effectiveness in Section 3 or 4 of this
Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) subject to the provisions of
Section 6(c)(i) below, any Registration Statement required by this Agreement is filed and declared effective but shall thereafter, subject to certain exceptions, cease to be effective for a period of five Business Days during periods when it is required to be effective or (v) at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of Transfer Restricted Securities, the Issuer and the Company shall conclude, or the Holders of a majority in principal amount of the affected Transfer Restricted Securities shall reasonably conclude, based on advice of their counsel, and shall give notice to the Issuer and the Company, that either (A) any event shall occur or fact exist as a result of which it is necessary to amend or supplement the Prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (B) it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the rules of the Commission thereunder, and in the case of clause
(A) or (B), the Registration Statement is not appropriately amended by an effective post-effective amendment, or the Prospectus is not amended or supplemented, in a manner reasonably satisfactory to the Holders of Transfer Restricted Securities within five Business Days after the Issuer and the Company shall so conclude or shall receive the above-mentioned notice from Holders of Transfer Restricted Securities (each such event referred to in clauses (i) through (v) above a "Registration Default"), then the Issuer and the Company hereby, jointly and severally, agree to pay liquidated damages to each Holder of Transfer Restricted Securities to which a Registration Default applies, in respect of any and all Registration Defaults, during the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of the Transfer Restricted Securities held by such Holder for so long as the Registration Default continues. The amount of liquidated damages payable to each Holder shall increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each subsequent 90-day period, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of
(i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease. Except in the case of bad faith on the part of the Company or the Issuer, no event referred to in clauses (i) through (v) above shall constitute a breach of this Agreement, giving rise to any claim other than for the payment of liquidated damages contemplated hereby, but shall constitute a Registration Default subject to the provisions of this Section 5.

      All accrued liquidated damages shall be paid by the Company and the Issuer on each Damages Payment Date (i) to Global Note Holders by wire transfer of immediately available funds or by federal funds check and (ii) to Holders of Certificated Notes by mailing checks to their registered addresses. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease. All obligations of the Company and the Issuer set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Issuer shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

       (i) If in the reasonable opinion of counsel to the Company and the Issuer there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Issuer hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Issuer to Consummate an Exchange Offer for such Notes. The Company and the Issuer hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Issuer hereby agree, however, (A) to participate in telephonic conferences with the Commission, (B) to deliver to the
  Commission staff an analysis prepared by counsel to the Company and the Issuer setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) to pursue diligently a resolution (which need not be favorable) by the Commission staff of such submission.

       (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities, on its own behalf and on behalf of all beneficial owners of such Transfer Restricted Securities, shall furnish, upon the request of the Company and the Issuer, prior to the Consummation thereof, a written representation to the Company and the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that such Holder (A) is not an affiliate of the Company or the Issuer, (B) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Registered Notes to be issued in the Exchange Offer and (C) is acquiring the Registered Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
  Item 507 or 508, as applicable, of Regulation S-K if the resales are of the Registered Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Issuer or an affiliate thereof.

       (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Issuer shall provide, if requested by the Commission, a supplemental letter to the Commission (A) stating that the Company and the Issuer are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company and the Issuer have not entered into any arrangement or understanding with any Person to distribute the Registered Notes to be received in the Exchange Offer, to the best of the Company's and the Issuer's information and belief, each Holder participating in the Exchange Offer is acquiring the Registered Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Registered Notes received in the Exchange Offer.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Issuer shall comply with all of the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Issuer as expeditiously as possible will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

       (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement in order to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of the Securities by Broker-Dealers), the Company and the Issuer shall:

       (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in
  Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Issuer promptly shall file an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing, the Company and the Issuer may suspend the effectiveness of (1) the Registration Statement relating to the Exchange Offer for up to 45 days during the 270-day period referred to in Section 3(c) and (2) the Shelf Registration Statement for up to 90 days in each year during which such Shelf Registration Statement is required to be effective and usable hereunder (measured from the date of effectiveness of such Shelf Registration Statement to successive anniversaries thereof) if (A) either (y)(I) the
  Company and the Issuer shall be engaged in a material acquisition or disposition and (II)(aa) such acquisition or disposition is required to be disclosed in the Registration Statement, the related Prospectus or any amendment or supplement thereto, or the failure by the Company and the Issuer to disclose such transaction in the Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Registration Statement, Prospectus or amendment or supplement thereto, to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in the light of the circumstances under with they were made, not misleading, (bb) information regarding the existence of such acquisition or disposition has not then been publicly disclosed by or on behalf of the Company and the Issuer and (cc) a majority of the Board of Directors of the Company or the Issuer determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interest of the Company or the Issuer and its subsidiaries or would have a material adverse effect on the consummation of such acquisition or disposition or (z) a majority of the Board of Directors of the Company or the Issuer determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in this Section 6(c)(i) would otherwise have a material adverse effect on the Company or the Issuer and its subsidiaries, taken as a whole, and (B) the Company and the Issuer notify the Holders within two Business Days after such Board of Directors makes the relevant determination set forth in clause (A); provided, however, that in each such case the applicable period specified in Section 3 and 4 hereof during which the applicable Registration Statement is required to be kept effective and usable shall be extended by the number of days during which such effectiveness was suspended pursuant to the foregoing;

       (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration
  Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
  Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the
  Securities  Act  in  a  timely  manner;  and  comply  with  the
  provisions   of  the  Securities  Act  with  respect   to   the
  disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

       (iii) advise the underwriter(s), if any, and selling Holders and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
  (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the
  Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the
  Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Issuer shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

       (iv) furnish to the Initial Purchaser, each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five Business Days, and neither the Company nor the Issuer will file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have objected reasonably to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

       (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's and the Issuer's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

        (vi)        make  available  at  reasonable   times   for
  inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Issuer and cause the Company's and the Issuer's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

       (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, reasonably may request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to any such underwriter(s), the purchase price being paid therefor and any other terms of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company and the Issuer are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of the Securities covered thereby or the underwriter(s), if any;

       (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

       (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Issuer hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

        (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any
  Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Issuer shall:

             (A) furnish to the Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, upon the effectiveness of the Shelf Registration Statement:

                  (1)    a   certificate,  dated  the   date   of
       Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (x) the President or any Vice
       President and (y) a principal financial or accounting officer of each of the Company and the Issuer, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b), (c) and (d) and (e) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                 (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Issuer covering the matters set forth in paragraphs (g) and (h) of Section 7 of the Purchase Agreement and such other matters as the
       Holders and/or managing underwriter(s) reasonably may request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Issuer, representatives of the independent public accountants for the Company and the Issuer, the Initial Purchaser's representatives and the Initial Purchaser's counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that on the basis of the foregoing (relying upon facts provided to such counsel by officers and other representatives of the Company and the Issuer and without independent check or verification), that no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data, the reports of independent engineers and consultants or other financial, engineering and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                 (3)  customary comfort letters, dated as of  the
       date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's and the Issuer's past and present independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
       Section   7(u)   of   the  Purchase   Agreement,   without
       exception;

            (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (C) deliver such other documents and certificates as reasonably may be requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Issuer pursuant to this clause (xi), if any.

     The provisions of this clause (A) shall be applicable at each closing under such underwriting or similar agreement, as and to the extent required thereunder and, if at any time the representations and warranties of the Company and the Issuer contemplated in clause (A)(1) above cease to be true and correct, the Company and the Issuer promptly shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder and, if requested by such Persons, shall confirm such advice in writing;

        (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Issuer shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

       (xiii) upon the request of any Holder of Notes covered by the Shelf Registration Statement, issue Registered Notes, having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Issuer by such Holder in exchange therefor or being sold by such Holder, such Registered Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Issuer for cancellation;

       (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

       (xv) use their best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary in order to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

       (xvi)      if  any  fact or event contemplated  by  clause
  (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, however, the Company and the Issuer shall not be required to comply with this clause (xvi) if, and only for so long as (A) either (l)(y) the Company and the Issuer shall be engaged in a material acquisition or disposition and (z)(I) such acquisition or disposition is required to be disclosed in the Registration Statement, the related Prospectus or any amendment or supplement thereto, or the failure by the Company and the Issuer to disclose such transaction in the Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Registration Statement, Prospectus or amendment or supplement thereto, to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under with they were made, not misleading, (II) information regarding the existence of such acquisition or disposition has not been publicly disclosed by or on behalf of the Company and the Issuer and (III) a majority of the Board of Directors of the Company or the Issuer determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interests of the Company and the Issuer and its subsidiaries or would have a material adverse effect on the consummation of such acquisition or disposition or (2) a majority of the Board of Directors of the Company or the Issuer determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in this clause (xvi) would otherwise have a material adverse effect on the Company and the Issuer and its subsidiaries, taken as whole, and (B) the Issuer notifies the Holders within two Business Days after the Board of Directors makes the relevant determination set forth in clause (A); provided, however, that in each such case the period specified in Section 3 and 4 hereof during which the applicable Registration Statement is required to be kept effective and usable shall be extended by the number of days during which such effectiveness was suspended pursuant to the foregoing;

        (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement, and provide the Trustees under the Indentures with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

       (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

       (xix) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's and the Issuer's first fiscal quarter commencing after the effective date of the Registration Statement;

       (xx) cause the Indentures to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustees and the Holders of the Securities to effect such changes to the Indentures as may be required for such Indentures to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Trustees to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indentures to be so qualified in a timely manner;

        (xxi) use their reasonable best efforts to cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company and the Issuer are then listed if requested by the Holders of a majority of the outstanding shares or aggregate principal amount of the Securities, or the underwriters, if any; and

       (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

       (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company and the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the
"Advice")  by  the Company and the Issuer that  the  use  of  the
Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company and the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company and the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in
Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7.  REGISTRATION EXPENSES

     (a) All expenses incident to the Company's and the Issuer's performance of or compliance with this Agreement will be borne by the Company and the Issuer, regardless of whether a Registration Statement becomes effective, including without limitation:
(i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or any Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Registered Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer, the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

      Each of the Company and the Issuer will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Issuer.

     (b) The Company and the Issuer, jointly and severally, will reimburse the Initial Purchaser and the Holders for the reasonable fees and disbursements of Simpson Thacher & Bartlett, acting for the Initial Purchaser or Holders in connection with the offer and sale of the Securities pursuant to each Registration Statement required by this Agreement.

SECTION 8.  INDEMNIFICATION

      (a) The Company and the Issuer, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of each Holder and each controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions and other liabilities (collectively, "Liabilities"), and will reimburse each Indemnified Holder for all fees and expenses (including, without limitation, the reasonable fees and expenses of counsel to any
Indemnified Holder) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim or action, or any proceeding or investigation by any governmental agency or body, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Holder is a party (collectively, "Actions"), directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (including any amendments thereof and supplements thereto), or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities or Expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to an Indemnified Holder furnished in writing to the Company or the Issuer by such Indemnified Holder expressly for use therein. If either the Issuer or the Company reimburses a Holder hereunder for any Expenses, such Holder hereby agrees to refund such reimbursement of Expenses to the extent that the Holder is not entitled to be indemnified hereunder. The Company or the Issuer shall notify each Indemnified Holder promptly of the institution, threat or assertion of any Action in connection with the matters addressed by this Agreement which involves the Company or the Issuer or an Indemnified Holder.

     Upon receipt by an Indemnified Holder of notice of an Action against such Indemnified Holder with respect to which indemnity may be sought under this Section 8, such Indemnified Holder shall promptly notify the Company and the Issuer in writing; provided that the failure to so notify the Issuer and the Company shall not relieve the Company and the Issuer from any liability which the Issuer or the Company may have on account of this indemnity or otherwise, except to the extent the Company and the Issuer shall have been materially prejudiced by such failure. The Issuer and the Company shall, if requested by such Indemnified Holder, assume the defense of any such Securities Action (as such term is defined in the Purchase Agreement) including the employment of counsel reasonably satisfactory to such Indemnified Holder. Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, unless: (i) the Issuer and the Company have failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party, (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the named parties to any such Securities Action (including any impleaded parties) include such Indemnified Holder and the Issuer or the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Issuer or the Company, provided that the Issuer and the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Securities Action in the same jurisdiction, in addition to any local counsel. The Company and the Issuer shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld) and the
Company and the Issuer agree to indemnify and hold harmless any Indemnified Holder from and against any Liability or Expense by reason of any settlement of any Action effected with the written consent of the Company and the Issuer. In addition, the Company and the Issuer will not, without the prior written consent of each Indemnified Holder, settle any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement includes an unconditional release of such Indemnified Holder from all Liabilities on claims that are the subject matter of such proceeding.

      (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Issuer, and its directors, officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the Issuer, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Issuer to each of the Indemnified Holders, but only with respect to Liabilities and Expenses incurred in investigating, preparing, pursuing or defending Actions directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or omission or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (including any amendments thereof and supplements thereto) that was made in reliance upon and in conformity with information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto. In case any Action shall be brought against the Company and the Issuer or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Issuer and the Company and the Issuer or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater than the amount by which the total proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation exceeds the sum of
(A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of a claim or action based on such information.

      (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or
Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Liabilities or Expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities or Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the
Issuer and the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Issuer on the one hand and of the Indemnified Holder on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer and any Indemnified Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Securities to the Initial Purchaser (net of discounts but before deducting expenses) received by the Company and the Issuer and
(y) the total proceeds received by such Indemnified Holder upon its sale of Transfer Restricted Services which otherwise would give rise to the indemnification obligation, respectively. The relative fault of the Company and the Issuer on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Issuer and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Liabilities and Expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the second paragraph of
Section 8(a), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any Action. Notwithstanding any other provision of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, an amount in excess of the amount by which the total proceeds received by such Holder with respect to the sale of its Transfer Restricted Securities giving rise to such Liabilities or Expenses exceeds the sum of (A) the amount paid by such Holder for its Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the principal amount of the Notes held by each of the Holders hereunder and not joint.

SECTION 9.     RULE 144A

      The Company and the Issuer hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to effect resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (referred to herein as "underwriters") that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering.

SECTION 12. MISCELLANEOUS

      (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indentures, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Issuer agree that a breach of any of the provisions of this Agreement will cause irreparable injury to the Holders, that the Holders have no adequate remedy by law in respect of such breach and, as a consequence, that each and every provision contained in this Agreement shall be specifically enforceable against the Company and the Issuer, and the Company and the Issuer hereby waive and agree not to assert as a defense to the request or granting of specific performance of any such provision that any breach of any such provision does not or would not cause irreparable harm or is or would be compensable by an award of money damages in respect of such breach.

     (b) No Inconsistent Agreements. The Company and the Issuer will not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would be inconsistent with the rights granted to the Holders in this Agreement or otherwise would conflict with the provisions hereof. The Company and the Issuer previously have not entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent in any way with the rights granted to the holders of the Company's and the Issuer's securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Securities. The Company and the Issuer will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and the Issuer have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered may give a waiver or consent to departure from the provisions hereof, which waiver or consent relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and does not directly or indirectly affect the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

       (i) if to a Holder, then at the address set forth on the records of the Registrar under the Indentures, with a copy to the Registrar under the Indentures; and

      (ii)      if to the Company or the Issuer then:

            c/o Panda Energy International, Inc.
            4100 Spring Valley Road
            Suite 1001
            Dallas, Texas  75244
            Telecopier No.:  (214) 980-6815
            Attention:  William C. Nordlund

            With copies to:

            Chadbourne & Parke LLP
            1101 Vermont Avenue, N.W.
            Washington, D.C.  20005
            Telecopier No.:  (202) 289-3002
            Attention:  Cornelius J. Golden, Jr.

            Donaldson, Lufkin & Jenrette Securities Corporation
            277 Park Avenue
            New York, NY 10172
            Telecopier No.:  (212) 892-7272
            Attention:  Louise Guarneri, Compliance Department

      All such notices and communications shall be deemed to have been duly given as follows: (A) at the time delivered by hand, if personally delivered; (B) five Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when answered back, if telexed; (D) when receipt acknowledged, if telecopied; and (E) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications
shall  be  delivered  con-currently  to  the  Trustees,  at   the
addresses specified in the Indentures, by the Person giving the same.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h)   Headings.   The headings in this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED  IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW  YORK,
WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   Panda Global Energy Company


                                   By:
                                   Name:
                                   Title:

                                   Panda Global Holdings, Inc.


                                   By:
                                   Name:
                                   Title:

Accepted and agreed to as of

the date first above written:


Donaldson, Lufkin & Jenrette
  Securities Corporation



By:
Name:
Title: